UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2026
CIRCLE INTERNET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42671	99-2840274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One World Trade Center New York, NY 10007
(332) 334-0660
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CRCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 8.01. Other Events

Expansion of Commercial Arrangement with Binance

On September 17, 2026, certain subsidiaries of Circle Internet Group, Inc. (“Circle” or the “Company” or “we”) entered into arrangements with Binance that expand the parties’ existing strategic partnership relating to the promotion of USDC held through Circle’s Modular Smart Contract Wallet infrastructure service. The agreement supersedes and replaces the agreements the Company previously entered into with Binance in November 2024 and in August 2025.

Under the arrangements, we agreed to pay Binance a monthly incentive fee representing a percentage of the amount of USDC held through the Modular Smart Contract Wallet infrastructure service. Binance agreed to undertake certain other activities to promote USDC on its platform.

The arrangement has a term of five years. The Company and Binance may each unilaterally terminate these arrangements prior to the expiration of their terms upon the occurrence of certain specified events.

Private Placement of Class A Common Stock to Binance

Also on September 17, 2026, the Company entered into a subscription agreement (the “Subscription Agreement”) with Binance, pursuant to which the Company issued and sold to Binance 1,237,011 shares (the “Subscribed Shares”) of the Company’s Class A common stock, par value $0.0001 per share, at a purchase price of $80.84 per share, for aggregate proceeds to the Company of $100 million, reflecting a discount to the market price of the Class A common stock prior to the closing. The closing of the sale of the Subscribed Shares occurred substantially concurrently with, and immediately following, the execution and delivery of the Subscription Agreement and the arrangements described above.

The Subscribed Shares were offered and sold in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the Subscribed Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

Pursuant to the Subscription Agreement, during the period commencing on the closing date and ending on the earlier of the second anniversary of the closing date or a termination of the commercial arrangements by Binance under certain circumstances, Binance has agreed not to, and to cause certain of its affiliates not to, directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Subscribed Shares, or enter into any hedging, swap, derivative or similar agreement or arrangement with respect to the Subscribed Shares that transfers, in whole or in part, any of the economic consequences of ownership of the Subscribed Shares, subject to customary exceptions, including for transfers among Binance and its affiliates, transfers pursuant to a tender or exchange offer or a business combination transaction approved by the Company’s board of directors, and dispositions required by applicable law or governmental order. Binance retains all of its rights as a stockholder of the Company during that period, including the right to vote the Subscribed Shares.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE INTERNET GROUP, INC.
Date: September 22, 2026	By:	/s/ Sarah K. Wilson
	Name:	Sarah K. Wilson
	Title:	General Counsel and Corporate Secretary